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                                                                    EXHIBIT 12.1

                       RATIO OF EARNINGS TO FIXED CHARGES

         Kforce's ratio of earnings to fixed charges for each of the periods indicated is as follows:

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                                                                                                                      Three Months
                                                               Fiscal Year Ended December 31,                        Ended March 31,
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                                                                       (in thousands)
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                                             1997           1998            1999           2000            2001             2002
                                             ----           ----            ----           ----            ----             ----
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
Income From Operations ............         34,941         36,147         (37,393)         1,192         (14,177)         (2,457)
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    Add: Amortized Interest .......             --             --              --             --              --              --
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    Add: Interest Expense .........             --            216             423            734           3,577             557
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    Add: Rent as Interest .........             --             --              --             --              --              --
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Total Earnings ....................         34,941         36,363         (36,970)         1,926         (10,600)         (1,900)
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Fixed Charges
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    Interest Expense ..............             --            216             423            734           3,577             557
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    Capitalized Interest ..........             --             --              --             --              --              --
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    Debt Issuance Cost ............             --             --              --            659             200             167
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    Rent as Interest ..............             --             --              --             --              --              --
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Total Fixed Charges ...............             --            216             423          1,393           3,777             723
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Ratio of Earnings to Fixed Charges ........    (a)        168.578             (b)          1.383             (b)             (b)
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
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(a)      During 1997, Kforce did not have fixed charges.

(b) Due to Kforce's losses in 1999, 2001 and the three months ended March 31, 2002, the ratio coverage was less than 1:1. Kforce must have generated additional earnings before income taxes of $37,393,028, $14,378,714 and $2,622,675 in 1999, 2001 and the three months ended
         March 31, 2002, respectively, to achieve a coverage ratio of 1:1.